Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

February 22, 2022

Gladstone Commercial Corporation

Suite 100

1521 Westbranch Drive

McLean, Virginia 22102

Re: Registration	Statement on Form S-3 (Registration No. 333-236143)

Ladies and Gentlemen:

We have served as Maryland counsel to Gladstone Commercial Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shares are to be issued pursuant to the Prospectus Supplement and the At-The-Market Equity Offering Sales Agreement, dated as of December 3, 2019, as amended by that certain Amendment No. 1 to the At-The-Market Equity Offering Sales Agreement, dated as of February 22, 2022 (collectively, the “Sale Agreement”), by and among the Company, Gladstone Commercial Limited Partnership, a Delaware limited partnership, and Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated, BTIG, LLC, and Fifth Third Securities, Inc.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.     The Registration Statement;

2.     The Prospectus, dated February 11, 2020, as supplemented by a Prospectus Supplement, dated February 22, 2022 (the “Prospectus Supplement”), relating to the sale of up to $63,000,000 in aggregate gross sale proceeds of Shares (the “Offered Shares”), filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.     The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

Gladstone Commercial Corporation

February 22, 2022

4.     The Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

5.     A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.     Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the establishment of an Offering Committee (the “Offering Committee”) and a Pricing Committee (the “Pricing Committee”) of the Board and (b) the delegation to the Offering Committee and the Pricing Committee of certain powers in connection with securities offerings of the Company (the “Board Resolutions”), certified as of the date hereof by an officer of the Company;

7.     Resolutions adopted by the Offering Committee relating to, among other matters, (a) the sale and issuance of the Offered Shares, (b) the delegation to the Pricing Committee of the power to determine the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Sale Agreement, (c) the authorization of the execution, delivery and performance by the Company of the Sale Agreement and (d) the entry into that certain Amendment No. 1 to the Sale Agreement (the “Offering Committee Resolutions” and, together with the Board Resolutions, the “Resolutions”), certified as of the date hereof by an officer of the Company;

8.     The Sale Agreement;

9.     A certificate executed by an officer of the Company, dated as of the date hereof; and

10.     Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

Gladstone Commercial Corporation

February 22, 2022

3.    Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.    The Offered Shares will not be issued in violation of any restriction or limitation contained in Article EIGHTH of the Charter.

6.    Upon the issuance of any of the Offered Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.    The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.    The issuance of the Offered Shares has been duly authorized and, when and to the extent issued against payment therefor in accordance with the Registration Statement, the Prospectus Supplement, the Sale Agreement, the Resolutions and any other resolutions relating to the Offered Shares adopted by the Board, the Offering Committee or the Pricing Committee, the Offered Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or the laws of any other jurisdiction. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not

Gladstone Commercial Corporation

February 22, 2022

express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Offered Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP